UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 15, 2017

EMERGENT CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5355 Town Center Road, Suite 701 Boca Raton, Florida	33486
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (561) 995-4200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Consent and Forbearance Agreement
On June 15, 2017, Emergent Capital, Inc. (the “Company”) did not make an interest payment of $1.15 million (the “Interest Payment”) due June 15, 2017 (the “Interest Payment Date”) on the Company’s 15.0% Senior Notes due 2018 (the “15.0% Senior Notes”), of which $30.0 million principal amount was outstanding on that date. If the interest payment is not made within five business days of the Interest Payment Date, such failure would result in an event of default (the “Specified Default”) under the Indenture governing the 15.0% Senior Notes dated as of March 11, 2016 (as amended supplemented or otherwise modified from time to time, the “Indenture”), between the Company and Wilmington Trust, National Association, as indenture trustee (the “Trustee”), and the Trustee or holders of at least 25% in principal amount of the outstanding 15.0% Senior Notes may declare the principal, premium, if any, and accrued but unpaid interest immediately due and payable.
On June 21, 2017, the Company, holders of 100% of the aggregate principal amount of the 15.0% Senior Notes (the “Noteholders”) and the Trustee entered into a Consent and Forbearance Agreement (the “Agreement”) relating to the Indenture. Pursuant to the Agreement, the Noteholders agreed to: (i) extend the Interest Payment that would otherwise be due and payable on the Interest Payment Date to June 30, 2017 and (ii) forbear from exercising their rights and remedies against the Company solely with respect to the Specified Default during the period commencing on June 15, 2017 and ending on the date that is the earlier of (a) July 1, 2017 and (b) the date on which any other breach of any Transaction Documents (as defined in the Indenture) by the Company occurs (the “Termination Date”); provided that if the Company makes the Interest Payment in full in accordance with the Indenture prior to the Termination Date, the Specified Default shall be waived.
The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2017 and is incorporated herein by reference.
Amendments to Master Transaction Agreements
On June 19, 2017, the Company entered into a series of amendments to the Master Transaction Agreements (the "MTA Amendments"), which amend each Master Transaction Agreement made as of March 15 and May 12, 2017, as amended to date and from time to time (collectively, the "Master Transaction Agreements"), by and between the Company, PJC Investments, LLC, a Texas limited liability company ("PJC"), and the Consenting Convertible Note Holders party to each Master Transaction Agreement ("Consenting Holders"). The purpose of the MTA Amendments was to modify the definition of "Investor" and amend the form of warrant attached as Exhibit E to the Master Transaction Agreements (the "Warrant") to, among other things, contemplate vesting of the Warrant to holders on a pro rata basis. Additionally, the MTA Amendments extend the period by which Consenting Holders must tender into the Convertible Note Exchange Offer.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The information provided under Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
June 21, 2017

EMERGENT CAPITAL, INC.
(Registrant)

By:	/s/ Christopher O'Reilly
Christopher O'Reilly
General Counsel and Secretary